Exhibit 10.22.2

STOCK OPTION AGREEMENT

under the

PARAGON SOLUTIONS, INC.

INCENTIVE STOCK OPTION PLAN

Number Shares Subject to Option:  See the Notice of Conversion of Paragon Solutions, Inc. Stock Options delivered with this Agreement (the “Conversion Notice”)

Exercise Price per Share:   $

Date of Grant:                                        See Conversion Notice

Type of Option:                                ☐   Incentive Stock Option

  ☒   Non-Qualified Stock Option

1.   Grant of Option.  First Consulting Group, Inc. (the “Company”), assumed the Paragon Solutions, Inc. Incentive Stock Plan (the “Plan”) in connection with the merger of its wholly-owned subsidiary and Paragon Solutions, Inc. (the “Merger”).  This agreement (the “Agreement”) sets forth the terms and conditions of the Non-Qualified Stock Option granted to the Optionee named on the signature page hereto (the “Optionee”) by Paragon Solutions, Inc. on the Date of Grant set forth in the Conversion Notice.  This Agreement also sets forth the number of shares of the Company’s $0.001 par value common stock represented by this stock option (the “Stock”) (as converted from the common stock of Paragon Solutions, Inc. to the Stock of the Company, in accordance with the terms of the Merger), at the exercise price per share set forth in the Conversion Notice (the “Option”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

2.   Vesting of Option.  See the Conversion Notice for vesting schedule.  No further vesting occurs with regard to your stock options after your termination date.

3.   Period of Option and Limitations on Right to Exercise.   A Non-Qualified Stock Option shall not be exercisable more than fifteen (15) years after the date it is granted (the “Expiration Date”).  An Incentive Stock Option shall not be exercisable more than ten (10) years after the date it is granted.  The Option will, to the extent not previously exercised, lapse under the earliest of the following circumstances:

(a)                                  The Option shall lapse as of 5:00 p.m., Eastern Time, on the Expiration Date as shown above.

(b)                                 The Option shall lapse on the fifth (5th) day after the Optionee’s termination of service with Paragon Solutions, Inc. or its affiliates or subsidiaries for any reason, including death and disability.

Exercise of Option.  The Option shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company.  (See Conversion Memo for E*TRADE information).

4.   Withholding.  The Company has the authority and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Option.  Such withholding requirement may be satisfied, in whole or in part, at the election of the Company, by withholding from the Option shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

5.   Limitation of Rights.  The Option does not confer to the Optionee or the Optionee’s personal representative any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of the Option.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate the Optionee’s service at any time, nor confer upon the Optionee any right to continue in the service of the Company or any of its subsidiaries.

6.   Stock Reserve.  The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.

7.   Restrictions on Transfer and Pledge.  The Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company any of its subsidiaries, or be subject to any lien, obligation, or liability of the Optionee to any other party other than the Company or any of its subsidiaries.  The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation and (ii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable options. The Option may be exercised during the lifetime of the Optionee only by the Optionee or any permitted transferee.

8.   Plan Controls.  The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

9.   Successors.  This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

10.   Severability.  If any one or more of the provisions contained in this Agreement are invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

11.   Notice.  Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to:

First Consulting Group, Inc.

111 West Ocean Boulevard, 4th Floor

Long Beach, California  90802

Attn:  Corporate and Legal Affairs

or any other address designated by the Company in a written notice to the Optionee.  Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

12.   Tax Consequences.  Set forth below is a brief summary of some of the federal tax consequences of exercise of the Option and disposition of the Option Shares.  THIS SUMMARY IS NOT COMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE OPTION SHARES.

(a)                                  Exercise of Non-Qualified Stock Option.  Upon exercise of a Non-Qualified Stock Option, Optionee normally will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the

Option Shares on the date of exercise over the Exercise Price.  The Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Option Shares if such withholding amounts are not delivered at the time of exercise.

(b)                                 Disposition of Shares. Upon the exercise of a Non-Qualified Stock Option, any gain realized on disposition of the Option Shares will be treated as capital gain, which may be long-term or short-term depending on the period that the Option Shares were held.

13.                                 Supercedence.  This Agreement, the Conversion Notice, and the Plan contain the entire agreement between the parties with respect to the Option granted herein and supercede any other agreement, arrangement or understanding between Paragon Solutions, Inc and the Optionee with respect to such Option.  Optionee represents and warrants that no written or oral promise or inducement has been offered or made except as set forth herein.

IN WITNESS WHEREOF, First Consulting Group, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed, and the Optionee has executed this Agreement, all as of the day and year first above written.

FIRST CONSULTING GROUP, INC.

By:	/s/:
Name:
Title:

OPTIONEE:
Signature

PRINT NAME:

EMPLOYEE ID: